                                                                     Exhibit 3.2

                              ARTICLES OF AMENDMENT
                       OF THE ARTICLES OF INCORPORATION OF
                         CARDINAL FINANCIAL CORPORATION

         1.     The name of the Corporation is Cardinal Financial Corporation.

         2. On August 25, 2000 the Corporation submitted Articles of Amendment designating a series of Preferred Stock called the 7.25% Cumulative Convertible Preferred Stock, Series A (the "Series A Preferred Stock"), which Articles of Amendment were approved by the Clerk of the State Corporation Commission on August 25, 2000 (such Articles of Amendment are hereinafter referred to as the "Articles of Amendment Designating the Series A Preferred Stock").

         2. The Articles of Incorporation of the Corporation are amended by deleting the third paragraph of the Articles of Amendment Designating the Series A Preferred Stock and replacing it with the following:

                RESOLVED, that 1,412,000 authorized but unissued shares of this Corporation's Preferred Stock ($1.00 par value) are hereby designated as a series of Preferred Stock called the 7.25% Cumulative Convertible Preferred Stock, Series A (the "Series A Preferred Stock"), with the following voting powers, rights and preferences.

The remaining provisions of the Articles of Amendment Designating the Series A Preferred Stock are not amended by these Articles of Amendment.

         3. The foregoing amendment was adopted by unanimous written consent of the Board of Directors of the Corporation.

         4. As of the date hereof, no shares of Series A Preferred Stock have been issued. Pursuant to Article IV of the Articles of Incorporation of the Corporation, no shareholder approval of these Articles of Amendment is necessary.

         The undersigned officer of the Corporation declares that the facts herein stated are true as of October 24, 2000.

                                  CARDINAL FINANCIAL CORPORATION




                                  ____________________________________________
                                  Name:    /s/ L. Burwell Gunn
                                         -------------------------------------
                                  Title:            President
                                         -------------------------------------
                                         L. Burwell Gunn, President

                                                                     Exhibit 3.2
                              ARTICLES OF AMENDMENT

                                     TO THE

                            ARTICLES OF INCORPORATION

                                       OF

                         CARDINAL FINANCIAL CORPORATION


         A.       The name of the Corporation is Cardinal Financial Corporation.
         B. The following resolution, setting forth the designation and the number of shares of a series of Preferred Stock ($1.00 par value) of the Corporation and the relative rights and preferences thereof, was duly adopted by the Board of Directors of the Corporation at a meeting held on May 22, 2000:

         RESOLVED, that 1,376,772 authorized but unissued shares of this Corporation's Preferred Stock ($1.00 par value) are hereby designated as a series of Preferred Stock called the 7.25% Cumulative Convertible Preferred Stock, Series A (the "Series A Preferred Stock"), with the following voting powers, rights and preferences:

         1.       Dividends.
                  ---------

                  (a) The holders of the outstanding shares of Series A Preferred Stock shall be entitled to receive, if, when and as declared by the Board of Directors of the Corporation, out of any funds legally available therefor, cash dividends at the rate and payable on the dates hereinafter set forth. The rate of dividends payable on the Series A Preferred Stock shall be $.3625 per share per annum and no more. Dividends shall be payable in equal quarterly installments on the last day of March, June, September and December of each year, commencing on the last day of the calendar quarter in which the Corporation and Heritage Bancorp, Inc. merge. Dividends shall be cumulative and accrue on the Series A Preferred Stock from and after the date of issuance thereof. Dividends payable on the last day of the calendar quarter in which the Corporation and Heritage Bancorp, Inc. merge or on any other date which is not the last day of March, June, September or December shall be calculated on the basis of a 360 day year and the actual number of days elapsed.

                  (b) No dividend whatsoever shall be declared or paid upon, or any sum set apart for the payment of dividends upon any shares of Parity Stock for any dividend period unless a like proportionate dividend for the same dividend period (in proportion to the respective annual dividend rates per share set forth in the Articles of Incorporation or the respective Articles of Amendment) shall have been declared and paid upon, or declared and a sufficient sum set apart for the payment of such dividend upon, all shares of Series A Preferred Stock outstanding.

                  (c) Unless Dividends Accrued on all outstanding shares of Series A Preferred Stock and any outstanding shares of Parity Stock due for all past dividend periods shall have been declared and paid, or declared and a sum sufficient for the payment thereof set apart, and full dividends (to the extent that the amount thereof shall have become determinable) on all outstanding shares of such stock due on the respective next following payment dates shall have been declare and a sum sufficient for the payment thereof set apart then
(i) no dividend (other than a dividend payable solely in Common Stock) shall be declared or paid upon, or any sum set apart for the payment of dividends on any shares of Junior Stock; (ii) no other distribution shall be made upon any shares of Junior Stock; (iii) no shares of Junior Stock shall be purchased, redeemed or otherwise acquired for value by the Corporation or by any Subsidiary; and (iv) no monies shall be paid into or set apart or made available for a sinking or other like fund for the purchase, redemption or other acquisition for value of any shares of Junior Stock by the Corporation or any Subsidiary.

         2.       Voting Rights.
                  -------------

                  The holders of the outstanding shares of Series A Preferred Stock shall not be entitled to receive notice of, or to participate in, or to vote on any matter at any meeting of the stockholders of the Corporation, except to the extent that such holders are afforded a vote by the laws of the Commonwealth of Virginia in existence at the time any matter requiring such vote shall arise.

         3.       Liquidation.
                  -----------

                  In the event of liquidation, dissolution or winding up of the affairs of the Corporation, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid in cash out of the net assets of the Corporation, including its capital, a liquidation price of $5.00 per share, plus Dividends Accrued to the date of payment, and no more, before any distribution or payment shall be made to the holders of shares of Junior Stock and after payment to the holders of the outstanding shares of Series A Preferred Stock and to the holders of shares of other classes and series of Parity Stock of the amounts to which they are respectively entitled, the balance of such assets, if any, shall be paid to the holders of the Junior Stock according to their respective rights. For the purposes of the preceding sentence, neither the consolidation of the Corporation with nor the merger of the Corporation into any other corporation nor the sale, lease or other disposition of all or substantially all of the Corporation's properties and assets shall, without further corporate action, be deemed a liquidation, dissolution or winding up of the affairs of the Corporation. In case the net assets of the Corporation are insufficient to pay the holders of the outstanding shares of Series A Preferred Stock and other series of Parity Stock the full preferential amounts to which they are respectively entitled, the entire net assets of the Corporation shall be distributed ratably to the holders of the outstanding shares of Series A Preferred Stock and other series of Parity Stock in proportion to the full preferential amounts to which they are respectively entitled.

         4.       Conversion.
                  ----------

                  (a) Each holder of any outstanding shares of Series A Preferred Stock shall have the right, at any time, to convert any of such shares into Common Stock of the Corporation. Furthermore, as to any shares of Series A Preferred Stock called for redemption, each such holder shall have the right at any time prior to the close of business on the fifth full business day preceding the date fixed for redemption (unless default shall be made by the Corporation in the payment of the redemption price in which case such right of conversion shall continue without interruption), to convert any of such shares into shares of Common Stock of the Corporation. The number of shares of Common Stock into which each share of Series A Preferred Stock shall be convertible shall be equal to the number arrived at by dividing $5.00, without any payment or adjustment for Dividends Accrued, by the conversion price per share of the Common Stock fixed or determined as hereinafter provided. Such conversion price shall initially be $6.65 per share, subject to the adjustments hereinafter provided (such price as adjusted at any time being hereinafter called the "Conversion Price").

                  (b) The holder of any outstanding shares of Series A Preferred Stock may exercise the conversion right provided in Paragraph (a) above as to all or any portion of the shares that he holds by delivering to the Corporation during regular business hours, at the principal office of the Corporation's transfer agent or such other place as may be designated in writing by the Corporation, the certificate or certificates for the shares to be converted, duly endorsed or assigned in blank or endorsed or assigned to the Corporation (if required by it), accompanied by written notice stating that the holder elects to convert such shares and stating the name or names (with address and applicable social security number or other tax identification number) in which the certificate or certificates or shares of Common Stock are to be issued. Conversion shall be deemed to have been effected on the date (the Conversion
Date) when such delivery is made. As promptly as practicable thereafter the Corporation shall issue and deliver to or upon the written order of such holder, at such office or other place designated by the Corporation, a certificate or certificates for the number of full shares of Common Stock to which he is entitled and a payment in cash of any dividends declared and unpaid with respect to the shares of Series A Preferred Stock so surrendered up to the dividend date that immediately precedes the Conversion Date. The person in whose name the certificate or certificates for shares of Common Stock are to be issued shall be deemed to have become a stockholder of record on the Conversion Date, unless the transfer books of the Corporation are closed on that date, in which event he shall be deemed to have become a stockholder of record on the next succeeding date on which the transfer books are open; but the Conversion Price shall be that in effect on the Conversion Date, unless the Conversion Date falls after the date that the Corporation mails a notice of redemption under Section 5(c) and before the date fixed for redemption, in which case the Conversion Price shall be that in effect on the date that such notice of redemption is mailed.

                  (c) If, for twenty (20) consecutive trading days beginning on or after the end of the forty second (42nd) calendar month following the effective date of the merger of the Corporation and Heritage Bancorp, Inc., the last sale price of the Common Stock exceeds 1.30 multiplied by the Conversion Price, then, effective at 5:00 p.m. on the last day in such twenty (20) day period, (y) all outstanding shares of Series A Preferred Stock shall automatically convert into and become shares of Common Stock, as if each holder of Series A Preferred Stock exercised the conversion right provided in Section 4(a) and (z) all shares of Series A Preferred

Stock, whether or not the certificates therefore shall have been surrendered for cancellation, shall be deemed no longer to be outstanding for any purpose and all rights with respect to such shares shall thereupon cease and determine, except the right to receive certificates for shares of the Corporation's Common Stock upon surrender of certificates for shares of Series A Preferred Stock the same manner described in Section 4(b). Promptly following a conversion of shares of Series A Preferred Stock pursuant to this Section 4(c) the Corporation shall give written notice of such conversion by first class mail, postage prepaid to the holders of Series A Preferred Stock at the last addresses shown by the Corporation's stock transfer records. No delay or imperfection in such notice will affect the automatic conversion of Series A Preferred Stock into shares of Common Stock pursuant to this Section 4(c). For purposes of this Section 4(c) and Section 4(f), the last sale price of the Corporation's Common Stock shall be deemed to be the last sale price reported by NASDAQ or its successor, but if the Common Stock is listed on a national stock exchange, the last sale price on any date shall be deemed to be the last sale price on the exchange on which it generally has the highest trading volume.

                  (d) The Corporation shall not issue any fraction of a share upon conversion of shares of the Series A Preferred Stock. If more than one share of the Series A Preferred Stock shall be surrendered for conversion at any time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the total number of the shares of Series A Preferred Stock so surrendered. If any fractional interest in a share of Common Stock would be deliverable upon conversion, the number of shares of Common Stock deliverable shall be rounded up to the nearest full share.

                  (e) The issuance of Common Stock on conversion of outstanding shares of Series A Preferred Stock shall be made by the Corporation without charge for expenses or for any tax in respect of the issuance of such Common Stock, but the Corporation shall not be required to pay any tax or expense which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in any name other than that of the holder of record on the books of the Corporation of the outstanding shares of Series A Preferred Stock converted, and the Corporation shall not be required to issue or deliver any certificate for shares of Common Stock unless and until the person requesting the issuance shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

                  (f) The Conversion Price shall be subject to the following adjustments:

                       (i) Whenever the Corporation shall (A) pay a dividend on its outstanding shares of Common Stock in shares of its Common Stock or subdivide or otherwise split its outstanding shares of Common Stock, or (B) combine its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect at the effective date of the happening of such event shall be adjusted so that the holders of the Series A Preferred Stock, upon conversion of all thereof immediately following such event, would be entitled to receive the same aggregate number of shares of Common Stock as they would have been entitled to receive immediately following such event if such shares of Series A Preferred Stock had been converted immediately prior to such event, or if there is a record date in respect of such event, immediately prior to such record date.

                      (ii) In case the Corporation, after the date of this resolution, shall issue rights, warrants or options to subscribe for or purchase shares of Common Stock, or securities convertible into or exchangeable for shares of Common Stock, at a price per share less than the lesser of the Conversion Price or Current Market Value (as hereinafter defined) per share of Common Stock and if such rights, warrants, options or securities are exercisable, convertible or exchangeable for a period of more than thirty (30) days after the date of their issuance, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the issuance of such rights, warrants, options or securities by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date of issuance of such rights, warrants, options or securities plus the number of shares which the aggregate exercise price of the shares of Common Stock called for by all such rights, warrants, options or securities (excluding any theretofore exercised, converted or exchanged) would purchase at such Current Market Value and the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date of issuance of such rights, warrants, options or securities plus the number of additional shares of Common Stock called for by all such rights, warrants, options or securities (excluding any theretofore exercised, converted or exchanged). Such adjustment shall be made on the date that such rights, warrants or options are issued. For the purposes of this Section 4(f), the "Current Market Value" per share of Common Stock on any date shall be deemed to be the average of the last sale price on each of the twenty (20) consecutive trading days commencing forty
(40) trading days before such date. A trading day, for the purpose of this resolution, is a day on which securities are traded on the Nasdaq Stock Market or, if the Common Stock is then listed on any national stock exchange, on such exchange.

                      (iii) Whenever the Corporation shall make a distribution to holders of Common Stock of evidences of its indebtedness or assets (excluding dividends and distributions paid in cash out of funds available for dividends in accordance with applicable law), the Conversion Price immediately prior to such distribution shall be adjusted by multiplying such Conversion Price by a fraction, (y) the numerator of which shall be the denominator, hereinbelow described, less the fair value (as conclusively determined in good faith by the Board of Directors of the Corporation) at the time of such distribution of that portion of the evidences of indebtedness or assets distributed which is applicable to one share of Common Stock, and (z) the denominator of which shall be the Current Market Value per share of Common Stock on the next full business day after the record date fixed for the determination of the holders of the Common Stock entitled to such distribution. Such adjustment shall be retroactively effective as of immediately after such record date.

            (g)       Notwithstanding any of the foregoing provisions of this
Section 4, no adjustment of the Conversion Price shall be made if the Corporation shall issue rights, warrants or options to purchase Common Stock, or issue Common Stock, pursuant to one or more stock purchase plans, stock option plans, stock purchase contracts, incentive compensation plans, or other remuneration plans for employees (including officers) or any shareholder rights plan of the Corporation or its Subsidiaries adopted or approved by the Board of Directors of the Corporation before or after the adoption of this resolution.

                  (h) In any case in which this Section 4 provides that an adjustment of the Conversion Price shall become effective retroactively immediately after a record date for an event, the Company may defer until the occurrence of such event issuing to the holder of any shares of Series A Preferred Stock converted after such record date and before the occurrence of such event that number of shares of Common Stock issuable upon such conversion that shall be in addition to the number of shares of Common Stock which were issuable upon such conversion immediately before the adjustment in the conversion price required in respect of such event.

                  (i) Anything in this Section 4 to the contrary notwithstanding, no adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least $.25 in such price; provided, however, that any adjustments which by reason of this paragraph
(h) are not required to be made shall be carried forward and taken into account in making subsequent adjustments. All calculations under this Section 4 shall be made to the nearest cent.

                  (j) Whenever the Conversion Price and subsequent changes to be made therein are adjusted pursuant to this Section 4, the Corporation shall (i) promptly place on file at its principal office and at the office of each transfer agent for the Series A Preferred Stock, if any, a statement, signed by the Chairman or President of the Corporation and by its Treasurer, showing in detail the facts requiring such adjustment and a computation of the adjusted Conversion Price, and shall make such statement available for inspection by shareholders of the Corporation, and (ii) cause a notice to be mailed to each holder of record of the outstanding shares of Series A Preferred Stock stating that such adjustment has been made and setting forth the adjusted Conversion Price. Unless the change in the Conversion Price is caused as a result of action described in subparagraph (i) of paragraph (e) of this Section 4, it shall be accompanied by a letter from the Corporation's independent public accountants stating that the change has been made in accordance with the provisions of this resolution.

                  (k) In the event of any merger, share exchange or similar transaction to which the Corporation is a party, except (i) a merger in which the Corporation is the surviving corporation or (ii) a share exchange in which the Corporation's shares are issued to shareholders of another corporation, the plan of merger, plan of share exchange or comparable document shall provide that each share of Series A Preferred Stock then outstanding shall be converted into or exchanged for the kind and amount of stock, other securities and property receivable upon such merger, share exchange or similar transaction by a holder of the number of shares of Common Stock of the Corporation into which such share of Series A Preferred Stock might have been converted immediately prior thereto.

                  (l) Shares of Common Stock issued on conversion of shares of Series A Preferred Stock shall be issued as fully paid shares and shall be nonassessable by the Corporation. The Corporation shall, at all times, reserve and keep available for the purpose of effecting the conversion of the outstanding shares of Series A Preferred Stock such number of its duly authorized shares of Common Stock as shall be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock.

                  (m) Shares of Series A Preferred Stock converted as provided herein shall not thereafter be reissued as shares of Series A Preferred Stock, but, upon issuance by the State Corporation Commission of Virginia or any successor thereof of a certificate of reduction or document of similar effect, such shares shall become authorized and unissued shares of Preferred Stock which may be designated as shares of any other series. No additional shares of Preferred Stock, however, may be classified as Series A Preferred Stock.

         5.       Redemption.
                  ----------

                  (a) The Corporation may, at its option at any time after December 31, 2020 and from time to time thereafter, redeem all or any portion of the outstanding shares of Series A Preferred Stock at a redemption price of $5.00 per share, plus in each case Dividends Accrued to the date fixed for redemption. Additionally and at the same redemption price, the Corporation may redeem all or any portion of the Series A Preferred Stock after a merger, share exchange or similar transaction to which the Corporation is a party is approved by the holders of the Common Stock and not approved by holders of the Series A Preferred Stock; provided such transaction is submitted to the holders of the Series A Preferred Stock on terms that are in accordance with Section 4(k); and, provided further, that no redemption may occur and no redemption notice may be sent before the end of the forty second (42nd) month following the effective date of the merger of the Corporation and Heritage Bancorp, Inc. unless such notice states that the redemption price will be $5.00 per share, plus Dividends Accrued to the date fixed for redemption, plus an amount equal to all dividends that would accrue if the Series A Preferred Stock remained outstanding until the end of the forty second (42nd) month following the effective date of the merger of the Corporation and Heritage Bancorp, Inc. and no later.

                  (b) In case less than all of the outstanding shares of Series A Preferred Stock are to be redeemed, not more than 60 days prior to the date fixed for redemption the Corporation shall select the shares to be redeemed by prorating the total number of shares to be so redeemed among all holders thereof in proportion, as nearly as may be, to the number of shares registered in their respective names, by lot or in such other equitable manner as the Board of Directors may determine. The Corporation in its discretion may determine the particular certificates (if there are more than one) representing shares registered in the name of a holder which are to be redeemed.

                  (c) Not less than thirty (30) nor more than sixty (60) days prior to the date fixed for any redemption pursuant to paragraph (a) of this
Section 5, notice of redemption shall be given by first class mail, postage prepaid, to the holders of record of the outstanding shares of Series A Preferred Stock to be redeemed at their last addresses as shown by the Corporation's stock transfer records. The notice of redemption shall set forth the number of shares to be redeemed, the date fixed for redemption, the applicable redemption price (including the amount of Dividends Accrued to the date fixed for redemption), and the place or places where certificates representing shares to be redeemed may be surrendered. In case less than all outstanding shares are to be redeemed, the notice of redemption shall also set forth the numbers of the certificates representing shares to be redeemed and, in case less than all shares represented by any such certificate are to be redeemed, the number of shares represented by such certificate to be redeemed.

                  (d) When a notice of redemption of any outstanding shares of Series A Preferred Stock shall have been duly mailed as hereinabove provided, on or before the date fixed for redemption the Corporation shall deposit in cash funds sufficient to pay the redemption price (including Dividends Accrued to the date fixed for redemption) of such shares in trust for the benefit of the holders of the shares to be redeemed with any bank or trust company in the City of Richmond, State of Virginia, having capital and surplus aggregating at least $50,000,000 as of the date of its most recent report of financial condition and named in such notice, to be applied to the redemption of the shares so called for redemption against surrender of the certificates representing shares so redeemed for cancellation. Except as set forth in Section 4(a), from and after the time of such deposit all shares for the redemption of which such deposits shall have been so made shall, whether or not the certificates therefor shall have been surrendered for cancellation, be deemed no longer to be outstanding for any purpose and all rights with respect to such shares shall thereupon cease and determine except the right to receive payment of the redemption price (including Dividends Accrued to the date fixed for redemption), but without interest. Any interest accrued on such funds shall be paid to the Corporation from time to time.

                  (e) The Corporation shall also have the right to acquire outstanding shares of Series A Preferred Stock otherwise than by redemption, pursuant to this Section 5, from time to time, for such consideration as may be acceptable to the holders thereof; provided, however, that if all Dividends Accrued on all outstanding shares of Series A Preferred Stock shall not have been declared and paid or declared and a sum sufficient for the payment thereof set apart neither the Corporation nor any Subsidiary shall so acquire any shares of such series except in accordance with a purchase offer made on the same terms to all the holders of the outstanding shares of Series A Preferred Stock.

                  (f) Shares of Series A Preferred Stock redeemed or otherwise acquired by the Corporation shall not thereafter be disposed of as shares of Series A Preferred Stock, but, upon issuance by the State Corporation Commission of Virginia or successor thereof of a Certificate of Reduction or document of similar effect, such shares shall become authorized and unissued shares of Preferred Stock which may be designated as shares of any other series. No additional shares of preferred stock, however, may be classified as Series A Preferred Stock.

         6.       Definitions

                  -----------

                  For the purposes of this resolution, the following terms shall have the following meanings:

                  "Capital Stock" means the Capital Stock of any class or series (however designated) of the Corporation.

                  "Common Stock" means the Common Stock of the Corporation ($1.00 par value) as constituted on the date of this Resolution, or shares of any other class of Capital Stock into which such Common Stock is reclassified after such date.

                  "Dividends Accrued" means an amount equal to the sum of all dividends required to be paid on the shares of Series A Preferred Stock from the date of issue of the shares of Series A Preferred Stock to the date to which the determination is to be made, whether or not such amount or any part thereof shall have been declared as dividends and whether there shall be or have been any funds out of which such dividends might legally be paid, less the amount of dividends declared and paid and, if any dividends have been declared and set apart for payment but not paid, the amount so set apart for the payment of such dividends. Accrued Dividends for any period less than a full calendar quarter shall be calculated on the basis of the actual number of days elapsed over a 360-day year.

                  "Junior Stock" means any Capital Stock ranking as to dividends and as to rights in liquidation, dissolution or winding up of the affairs of the Corporation junior to the Series A Preferred Stock.

                  "Parity Stock" means shares of any series of the Corporation's Preferred Stock and any shares of Capital Stock ranking as to dividends and/or as to the rights in liquidation, dissolution or winding up of the affairs of the Corporation equally with the Series A Preferred Stock.

                  "Prior Stock" means any Capital Stock ranking as to dividends or as to rights in liquidation, dissolution or winding up of the affairs of the Corporation prior to the Series A Preferred Stock.

                  "Subsidiary" means any corporation, a majority of the outstanding voting stock of which is owned, directly or indirectly, by the Corporation or by the Corporation and one or more Subsidiaries.

                                        CARDINAL FINANCIAL CORPORATION

                                        By: /s/ L. Burwell Gunn, Jr.
                                           -------------------------------------
                                              L. Burwell Gunn, Jr., President

                                        By: /s/ Nancy K. Falck

                                           -------------------------------------
                                                 Nancy K. Falck, Secretary